Exhibit 1.1

3,906,250 Shares1

Dime Community Bancshares, Inc.

Common Stock

UNDERWRITING AGREEMENT

November 12, 2024

Raymond James & Associates, Inc.

880 Carillon Parkway

St. Petersburg, Florida 33716

Keefe, Bruyette & Woods, Inc.

787 Seventh Avenue, 4th Floor

New York, New York 10019

As Representatives of the several Underwriters

named in Schedule I hereto

Ladies and Gentlemen:

Dime Community Bancshares, Inc., a New York corporation (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell to the underwriters named in Schedule I hereto (each, an “Underwriter” and, collectively, the “Underwriters”), for whom Raymond James & Associates, Inc. (“Raymond James”), and Keefe, Bruyette & Woods, Inc. (“KBW”) are acting as representatives (the “Representatives”), an aggregate of 3,906,250 shares of its Common Stock, par value $0.01 per share (the “Common Stock”). Such aggregate of 3,906,250 shares to be purchased from the Company by the Underwriters are called the “Firm Shares.” In addition, the Company has agreed to issue and sell to the Underwriters, upon the terms and conditions stated herein, up to an additional 585,937 shares of Common Stock (the “Additional Shares”) to cover over-allotments by the Underwriters, if any. The Firm Shares and the Additional Shares are collectively referred to in this Agreement as the “Shares.”

1.             (a)            The Company represents and warrants to each of the several Underwriters, as of the date hereof, as of the Closing Date and each Additional Closing Date (each as defined below) (each such date, a “Representation Date”), and as of the Applicable Time referred to in Section 1(a)(v) hereof, and agrees with each of the several Underwriters, as follows:

1 Plus an additional 585,937 shares subject to Underwriter's over-allotment option

(i)            The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) an “automatic shelf registration statement” (as defined in Rule 405 (“Rule 405”) of the rules and regulations (the “1933 Act Regulations”) of the Commission under the Securities Act of 1933, as amended (the “1933 Act”)) on Form S-3 (Registration No. 333-264390), including each preliminary prospectus or prospectus included therein, which registration statement became effective upon filing under Rule 462(e) (“Rule 462(e)”) of the 1933 Act Regulations, and the Company has filed such post-effective amendments thereto as may be required prior to the execution of this Agreement and each such post-effective amendment is effective under the 1933 Act. Such registration statement covers the registration of the Shares under the 1933 Act. Promptly after execution and delivery of this Agreement, the Company will prepare and file a final prospectus supplement with respect to the Shares and the Base Prospectus (as defined below) in accordance with the provisions of Rule 430B (“Rule 430B”) of the 1933 Act Regulations and paragraph (b) of Rule 424 (“Rule 424(b)”) of the 1933 Act Regulations. Any information included in each such final prospectus supplement or the Base Prospectus that was omitted from such registration statement at the time it became effective but that is deemed to be part of and included in such registration statement pursuant to Rule 430B is referred to as “Rule 430B Information.” Each prospectus, together with the related prospectus supplement, used in connection with the offering of the Shares that omitted the Rule 430B Information or that was captioned “Subject to Completion” (or a similar caption) is herein called, together with the documents incorporated and deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, a “preliminary prospectus” and all references herein to any “preliminary prospectus” shall be deemed to mean and include, without limitation, the Statutory Prospectus (as defined below) and each “preliminary prospectus” included in the registration statement referred to above. Such registration statement, at any given time, including the amendments thereto at such time, the exhibits and any schedules thereto at such time, the documents incorporated and deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act at such time, and the documents and information (including, without limitation, any Rule 430B Information) otherwise deemed to be a part thereof or included therein by the 1933 Act Regulations at such time, is herein called the “Registration Statement.” The Company’s prospectus dated April 20, 2022 (the “Base Prospectus”) and the prospectus supplement dated as of the date hereof, relating to the offering of the Shares in the form first furnished to the Underwriters by the Company for use in connection with the offering of the Shares (whether to meet the requests of purchasers pursuant to Rule 173 (“Rule 173”) under the 1933 Act Regulations or otherwise), including the documents incorporated and deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act at such time, are hereinafter called, collectively, the “Prospectus.” “Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Securities Act. For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus, any Issuer-Represented Free Writing Prospectus (as defined below) or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”). The Company meets the requirements for use of Form S-3 under the 1933 Act.

In the event that the Company shall file a registration statement pursuant to Rule 462(b) under the 1933 Act (a “Rule 462(b) Registration Statement”) in connection with the offering of the Shares, then, from and after the date of such filing, all references herein to the “Registration Statement” shall be deemed to mean and include such Rule 462(b) Registration Statement, mutatis mutandis, unless otherwise expressly stated or the context otherwise requires.

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” (or other references of like import) in the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated or deemed to be incorporated by reference in, or otherwise deemed by the 1933 Act Regulations (including, without limitation, pursuant to Rule 430B(f) of the 1933 Act Regulations) to be a part of or included in, the Registration Statement, such preliminary prospectus or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934, as amended (the “1934 Act”),which is incorporated or deemed to be incorporated by reference in the Registration Statement, such preliminary prospectus, the Statutory Prospectus or the Prospectus, as the case may be.

(ii)            At the time of filing the Registration Statement, at the time of each subsequent amendment to the Registration Statement for the purposes of complying with Section 10(a)(3) of the 1933 Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the 1934 Act or form of prospectus), at the time the Company or any person acting on its behalf (within the meaning, for this subsection only, of Rule 163(c) of the 1933 Act Regulations) made any offer relating to the Shares in reliance on the exemption of Rule 163 of the 1933 Act Regulations, at the Applicable Time and at each Representation Date, the Company is, was and will be a “well-known seasoned issuer” (as defined in Rule 405), including not being an “ineligible issuer” (as defined in Rule 405). The Shares, as of the date of their registration on the Registration Statement, were, and, as of each Representation Date, remained, remain and will remain eligible for registration by the Company on an “automatic shelf registration statement” under Rule 405. The Company has not received from the Commission any notice pursuant to Rule 401(g)(2) of the 1933 Act Regulations objecting to the use of the automatic shelf registration statement form.

At the earliest time that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the 1933 Act Regulations) of the Shares, the Company was not, nor is an “ineligible issuer,” as defined in Rule 405.

(iii)           The Registration Statement became effective upon filing under Rule 462(e) on April 20, 2022 and any post-effective amendments thereto also became effective upon filing under Rule 462(e). Any Rule 462(b) Registration Statement has become or will become effective upon filing thereof with the Commission. No stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information with respect to the Registration Statement (or any document incorporated or deemed to be incorporated therein by reference pursuant to the 1934 Act) has been complied with.

(iv)          At the respective times the Registration Statement, any amendment thereto, and any Rule 462(b) Registration Statement became effective, at the time the Company’s most recent Annual Report on Form 10-K was filed with the Commission, at each “new effective date” with respect to the Underwriters pursuant to Rule 430B(f)(2) of the 1933 Act Regulations, and at the Applicable Time and each Representation Date, the Registration Statement and any amendments thereto complied, comply and will comply in all material respects with the requirements of the 1933 Act, the 1933 Act Regulations, and did not, do not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

As of the date the Prospectus or any amendment or supplement thereto was issued and as of each Representation Date, neither the Prospectus nor any amendment or supplement thereto included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Each preliminary prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424(b) under the 1933 Act, complied when so filed (or, in the case of any preliminary prospectus or part thereof that was not filed as part of the Registration Statement or any amendment thereto or pursuant to Rule 424(b), complied as of its date), and each Prospectus and any amendments or supplements thereto filed pursuant to Rule 424(b) under the 1933 Act complied when so filed (or, in the case of any Prospectus or amendment or supplement thereto that was not filed pursuant to Rule 424(b), complied as of its date), in all material respects with the 1933 Act and the 1933 Act Regulations and each preliminary prospectus and the Prospectus and any amendments or supplements thereto delivered to the Underwriters for use in connection with the offering of the Shares (whether to meet requests of purchasers pursuant to Rule 173 or otherwise) was identical, except for any de minimis changes, to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(v)           As of the Applicable Time, neither (x) all Issuer-Represented General Use Free Writing Prospectuses (as defined below) issued at or prior to the Applicable Time, as applicable, and the Statutory Prospectus, all considered together (collectively, the “General Disclosure Package”), nor (y) any individual Issuer-Represented Limited-Use Free Writing Prospectus (as defined below), when considered together with the General Disclosure Package, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

As used in this Section 1(a)(v) and elsewhere in this Agreement:

“Applicable Time” means 7:15 a.m. (New York City time) on November 12, 2024, or such other date or time as agreed by the Company and the Representatives in writing.

“Issuer-Represented Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the 1933 Act Regulations (“Rule 433”), relating to the Shares (including, without limitation, any such issuer free writing prospectus that (i) is required to be filed with the Commission by the Company, (ii) is a ‘‘road show for an offering that is a written communication” within the meaning of Rule 433(d)(8)(i),whether or not required to be filed with the Commission or (iii) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Shares or of the offering that does not reflect the final terms), in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Issuer-Represented General Use Free Writing Prospectus” means any Issuer-Represented Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being specified in Schedule II hereto.

“Issuer-Represented Limited-Use Free Writing Prospectus” means any Issuer-Represented Free Writing Prospectus that is not an Issuer-Represented General Use Free Writing Prospectus.

“Statutory Prospectus” means, at any time, the Base Prospectus and the preliminary prospectus supplement dated November 12, 2024, relating to the offering of the Shares, in the form first furnished to the Underwriters by the Company for use in connection with the offering of the Shares, including the documents incorporated and deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act at such time.

“Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Securities Act.

“Permitted Written Testing-the-Waters Communication” means the Written Testing-the-Waters Communications, if any, listed on Schedule II hereto.

Each Issuer-Represented Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offering and sale of the Shares, did not, does not and will not include any information that materially conflicted, conflicts or will conflict with the information contained in the Registration Statement, the Statutory Prospectus or the Prospectus, in each case including the documents incorporated and deemed to be incorporated by reference therein.

The representations and warranties in this Section l(a)(v) shall not apply to statements in or omissions from the Registration Statement, the General Disclosure Package, the Prospectus or any Issuer-Represented Free Writing Prospectus made in reliance upon and in conformity with written information furnished to the Company by the Underwriters through the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by the Underwriters consists of the Underwriters’ Information (as defined below) described as such in Section 8 hereof.

(vi)          The Company has not prepared, made, used, authorized, approved or distributed and will not, and will not cause or allow its agents or representatives to, prepare, make, use, authorize, approve or distribute any written communication that constitutes an offer to sell or a solicitation of an offer to buy the Shares, or otherwise is prepared to market the Shares, other than the Registration Statement, the General Disclosure Package, the Prospectus or any Issuer-Represented Free Writing Prospectus reviewed and consented to by the Representatives.

(vii)         The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the General Disclosure Package, or the Prospectus, at the respective time they were or hereafter are filed with the Commission, complied, comply and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission thereunder (the “1934 Act Regulations”), and did not, do not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. There are no material contracts or other documents required to be described in such incorporated documents or the Registration Statement, the General Disclosure Package or the Prospectus or to be filed as exhibits to such incorporated documents or the Registration Statement, the General Disclosure Package or the Prospectus which have not been described or filed as required.

(viii)        The statements set forth in the Statutory Prospectus or the Prospectus under the captions “Risk Factors,” and “Description of Securities – Common Stock,” insofar as they purport to constitute a summary of the terms of the Shares or certain provisions of the Company’s restated certificate of incorporation (the “Certificate of Incorporation”) and bylaws or New York law, and under the caption “Business—Regulation and Supervision” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, insofar as they purport to describe the provisions of the laws, rules, regulations and documents referred to therein, are accurate and complete in all material respects.

(ix)           The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of New York and the Company is qualified to do business as a foreign corporation in each jurisdiction in which qualification is required, except where failure to so qualify would not reasonably be expected to have a Material Adverse Effect (as defined below). The Company does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed on Annex III (the “Subsidiaries”). The Company does not have any significant subsidiaries (as defined in Rule 1-02 of Regulation S-X) other than Subsidiaries listed on Exhibit 21 to the Company’s most recent Annual Report on Form 10-K filed with the Commission. The Bank is duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation with power and authority to own its properties and conduct its business as described in each of the General Disclosure Package and the Prospectus, and is qualified to do business as a foreign corporation in each jurisdiction in which qualification is required, except where failure to so qualify would not reasonably be expected to have a Material Adverse Effect (as defined below). Each Subsidiary, other than the Bank, is duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation with power and authority to own its properties and conduct its business as described in each of the General Disclosure Package and the Prospectus, and is qualified to do business as a foreign corporation in each jurisdiction in which qualification is required, except where failure to be in good standing, to have such power and authority, or to be so qualified would not reasonably be expected to have a Material Adverse Effect (as defined below).

(x)            Subsequent to the respective dates as of which information is contained in the Registration Statement, the General Disclosure Package and the Prospectus, except as disclosed therein, (i) neither the Company nor any of the Subsidiaries has incurred any liabilities, direct or contingent, including without limitation any losses or interference with its business from fire, explosion, flood, earthquakes, accident or other calamity, whether or not covered by insurance, or from any strike, labor dispute or court or governmental action, order or decree, that would have a Material Adverse Effect (as defined below), or has entered into any transactions not in the ordinary course of business that are material to the Company and the Subsidiaries taken as a whole, (ii) there has not been any material decrease in the capital stock or any material increase in any short-term or long-term indebtedness of the Company or the Subsidiaries, or any payment of or declaration to pay any dividends or any other distribution with respect to the Company, other than cash or stock dividends in the normal course of business consistent with past practice, and (iii) there has not been any material adverse change, or any developments that would reasonably be expected, individually or in the aggregate, to result in a material adverse change, in the properties, business, financial prospects, operations, earnings, assets, liabilities or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole (a “Material Adverse Effect”).

(xi)           The Company is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended. Dime Community Bank (the “Bank”) holds the requisite authority to do business as a New York state-chartered trust company as described in each of the General Disclosure Package and the Prospectus. The Company and each Subsidiary are in compliance with all laws administered by the Federal Deposit Insurance Corporation (the “FDIC”), the Board of Governors of the Federal Reserve System (the “Federal Reserve”) and any other federal or state bank regulatory authorities with jurisdiction over the Company and its Subsidiaries, except for failures to be so in compliance that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(xii)          The Company is subject to the reporting requirements of the 1934 Act and, during the last 12 months, has timely filed all reports required thereby. The Company meets the requirements for use of Form S-3 under the 1933 Act specified in the Financial Industry Regulatory Authority (“FINRA”) Corporate Financing Rule 5110(h)(1)(C).

(xiii)         The Company has an authorized capitalization as set forth in each of the General Disclosure Package and the Prospectus under the heading “Capitalization.” With respect to each of the Subsidiaries, all the issued and outstanding shares of such Subsidiary’s capital stock have been duly authorized and validly issued, are fully paid and nonassessable, are owned directly by the Company or one of its Subsidiaries free and clear of any liens, claims or encumbrances. The authorized capital stock of the Company conforms and will conform in all material respects as to legal matters to the description thereof contained in the Registration Statement, the General Disclosure Package and the Prospectus.

(xiv)        On each of (i) the date hereof, (ii) the Closing Date and (iii) any Additional Closing Date: (A) the capitalization of the Company is as set forth in the Registration Statement, the General Disclosure Package and the Prospectus; (B) all the outstanding shares of Common Stock (including, for the avoidance of doubt, the Shares to be issued and sold to the Underwriters by the Company hereunder) have been duly authorized and validly issued and are fully paid, nonassessable and free of any preemptive or similar right that entitle or may entitle any person to acquire any Shares upon the issuance thereof by the Company; (C) except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus, the Company is not a party to or bound by any outstanding options, warrants or similar rights to subscribe for, or contractual obligations to issue, sell, transfer or acquire, any shares of Common Stock or any securities convertible into, or exercisable or exchangeable for, any such shares of Common Stock; and (D) the Common Stock conforms to the description thereof in the Registration Statement, the General Disclosure Package and the Prospectus (or any amendment or supplement thereto). The descriptions of the Company’s stock bonus and other stock plans or arrangements, and the rights granted thereunder, set forth in the Registration Statement, the General Disclosure Package and the Prospectus accurately and fairly present, in all material respects, the information required to be shown with respect to such plans, arrangements and rights.

(xv)          The Company has the requisite corporate power and authority to enter into this Agreement and to perform its obligations contemplated hereby. This Agreement has been duly authorized, executed and delivered by the Company and all action required to be taken by the Company for the consummation of the transactions contemplated hereby has been duly and validly taken. This Agreement constitutes a legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws of general application relating to or affecting the enforcement of creditors’ rights and the application of equitable principles relating to the availability of remedies, and subject to 12 U.S.C. § 1818(b)(6)(D) (or any successor statute) and similar bank regulatory powers and the application of principles of public policy, and except as rights to indemnity or contribution, including but not limited to, indemnification provisions set forth in Section 8 of this Agreement, may be limited by federal or state securities law or the public policy underlying such laws.

(xvi)        Any and all material swaps, caps, floors, futures, forward contracts, option agreements (other than stock options issued to the Company’s employees, directors, agents or consultants) and other derivative financial instruments, contracts or arrangements, whether entered into for the account of the Company or one of the Subsidiaries or for the account of a customer of the Company or one of the Subsidiaries, were entered into in the ordinary course of business and in accordance in all material respects with applicable laws, rules, regulations and policies of all applicable regulatory agencies and with counterparties believed by the Company to be financially responsible at the time. The Company and each of the Subsidiaries have duly performed in all material respects all of their obligations thereunder to the extent that such obligations to perform have accrued, and there are no breaches, violations or defaults or allegations or assertions of such by any party thereunder which would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(xvii)       Crowe LLP, who has certified and expressed its opinion with respect to certain of the consolidated financial statements incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, is an independent public accounting firm as required by the 1933 Act and the 1933 Act Regulations and by the rules of the Public Company Accounting Oversight Board and Crowe LLP is not in violation of the auditor independence requirements of the Sarbanes-Oxley Act of 2002 with respect to the Company.

(xviii)       The execution, delivery and performance by the Company of the Agreement, the issuance and sale of the Shares by the Company, the compliance by the Company with all of the provisions of the Agreement and the consummation of the transactions contemplated by the Agreement (including, without limitation, the use of proceeds from the sale of the Shares as described in the Statutory Prospectus or the Prospectus under the caption “Use of Proceeds”), do not and will not (i) violate or conflict with any provision of the Certificate of Incorporation or bylaws of the Company, each as amended through the date hereof, or the organizational documents of any Subsidiary and (ii) except as would not reasonably be expected to result in a Material Adverse Effect and will not materially and adversely affect the Company’s ability to consummate the transactions contemplated by this Agreement, will not (x) result in the creation of any lien, charge, security interest or encumbrance upon any assets of the Company or any Subsidiary pursuant to the terms or provisions of, and will not conflict with, result in the breach or violation of, or constitute, either by itself or upon notice or the passage of time or both, a default under, or give rise to the accelerated due date of any payment due under, any agreement, mortgage, deed of trust, lease, franchise, license, indenture, permit or other instrument to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary or their respective properties may be bound or affected or (y) violate any statute or any authorization, judgment, decree, order, rule or regulation of any court or any regulatory body, administrative agency or other governmental agency or body applicable to the Company or any Subsidiary or any of their respective properties. All consents, approvals, licenses, qualifications, authorizations or other orders of any court, regulatory body, administrative agency or other governmental agency or body that are required for the execution and delivery of the Agreement or the consummation of the transactions contemplated by the Agreement, including the issuance, sale, authentication and delivery of the Shares, have been obtained, except such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters, and except as may be required by the Nasdaq Stock Market in connection with the listing of the Shares.

(xix)         No person has the right to require the Company or any of its Subsidiaries to register any securities for sale under the 1933 Act by reason of the filing of the Registration Statement with the Commission or the issuance and sale of the Shares to be sold by the Company hereunder.

(xx)          Except as would not reasonably be expected to have a Material Adverse Effect, the material contracts to which the Company or any of its Subsidiaries is a party, have been duly and validly authorized, executed and delivered by the Company or its Subsidiaries, as the case may be, and constitute the legal, valid and binding agreements of the Company or its Subsidiaries, as the case may be, enforceable by and against it or its Subsidiaries, as the case may be, in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to enforcement of creditors’ rights generally, and general equitable principles relating to the availability of remedies, and subject to 12 U.S.C. § 1818(b)(6)(D) (or any successor statute) and similar bank regulatory powers and to the application of principles of public policy, and except as rights to indemnity or contribution may be limited by federal or state securities laws and the public policy underlying such laws.

(xxi)         The deposit accounts of the Bank are insured by the Deposit Insurance Fund to the fullest extent permitted by the law and the rules and regulations of the FDIC and no proceeding for the revocation or termination of such deposit insurance has been instituted or is pending or, to the knowledge of the Company, is threatened.

(xxii)        Except as disclosed in each of the Registration Statement, the General Disclosure Package and the Prospectus, there are no legal or governmental actions, suits or proceedings pending or, to the Company’s knowledge, threatened against the Company or any Subsidiary before or by any court, regulatory body or administrative agency or any other governmental agency or body, domestic, or foreign, which actions, suits or proceedings, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect; and no labor disturbance by the employees of the Company exists or, to the Company’s knowledge, is imminent, that would reasonably be expected to have a Material Adverse Effect.

(xxiii)       Except as disclosed in each of the General Disclosure Package and the Prospectus, no Subsidiary of the Company is currently prohibited, directly or indirectly, under any order of the FDIC or the Federal Reserve (other than orders applicable to banks and their holding companies and their subsidiaries generally) or any other federal or state bank regulatory authorities with jurisdiction over any Subsidiary, under any applicable law, or under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such Subsidiary’s capital stock, from repaying to the Company any loans or advances to such Subsidiary from the Company or from transferring any of such Subsidiary’s properties or assets to the Company or any other Subsidiary of the Company.

(xxiv)       The Company and each Subsidiary has good and marketable title in fee simple (in the case of real property) to, or have valid and marketable rights to lease or otherwise use, all items of real and personal property and assets that are material to the business of the Company and its Subsidiaries, in each case free and clear of all liens, mortgages, pledges, or encumbrances of any kind except (i) those that do not materially interfere with the use made and proposed to be made of such property by the Company and its Subsidiaries, or (ii) those that would not reasonably be expected to have a Material Adverse Effect. Any real property and buildings held under lease or sublease by the Company or any of its Subsidiaries are held under valid, subsisting and enforceable leases. Neither the Company nor any Subsidiary has any notice of any claim that has been asserted by anyone adverse to the rights of the Company or any of its Subsidiaries under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or any Subsidiary thereof to the continued possession of the leased or subleased premises under any such lease or sublease, except claims that would not be reasonably expected to have a Material Adverse Effect.

(xxv)        Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, neither the Company nor any of its Subsidiaries is a party to a letter of intent, accepted term sheet or similar instrument or any binding agreement that contemplates an acquisition, disposition, transfer or sale of the assets (as a going concern) or capital stock of the Company or of any Subsidiary or business unit or any similar business combination transaction which would be material to the Company and its Subsidiaries taken as a whole.

(xxvi)       Except as disclosed in each of the General Disclosure Package and the Prospectus, since December 31, 2023, (i) the Company and its Subsidiaries have conducted their respective businesses in all material respects in the ordinary course, consistent with prior practice, (ii) except for publicly disclosed ordinary cash dividends on the Common Stock and on its 5.50% Fixed-Rate Non-Cumulative Perpetual Preferred Stock, Series A, par value $0.01 per share, the Company has not made or declared any distribution in cash or in kind to its shareholders, (iii) neither the Company nor any of its Subsidiaries has issued any capital stock or securities issuable into capital stock except for securities issued pursuant to the Company’s existing shareholder-approved equity incentive plans, (iv) neither the Company nor its Subsidiaries has incurred any liabilities or obligations of any nature (absolute, accrued, contingent or otherwise) which are not fully reflected or reserved against in the financial statements described in Section 1(a)(xl), except for liabilities that have arisen since such date in the ordinary and usual course of business and consistent with past practice and that, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect and (v) no event or events have occurred that, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect. As used in this paragraph, references to the General Disclosure Package and the Prospectus exclude any amendments or supplements thereto subsequent to the date of this Agreement.

(xxvii)      The Company owns, is licensed or otherwise possesses adequate rights to use, all patents, patent rights, inventions, know-how (including trade secrets and other unpatented or unpatentable or confidential information, systems, or procedures), trademarks, service marks, trade names, copyrights and other intellectual property rights (collectively, the “Intellectual Property”) necessary for the conduct of its business as it is currently conducted and as described in each of the General Disclosure Package and the Prospectus, except as would not reasonably be expected to have a Material Adverse Effect. No claims have been asserted against the Company by any person with respect to the use of any such Intellectual Property or challenging or questioning the validity or effectiveness of any such Intellectual Property except as would not reasonably be expected to have a Material Adverse Effect.

(xxviii)     Except as described in the General Disclosure Package and the Prospectus, neither the Company nor any of its Subsidiaries is (a) in violation of its charter, bylaws or other organizational documents, as applicable; (b) is in default under, and no event has occurred which, with notice or lapse of time or both, would constitute such a default or result in the creation or imposition of any lien, charge, or encumbrance upon any property or assets of the Company or any of its Subsidiaries pursuant to, any agreement, mortgage, deed of trust, lease, franchise, license, indenture or permit; or (c) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except in the case of clauses (b) and (c) above, as would not reasonably be expected to have a Material Adverse Effect.

(xxix)       The Company and its Subsidiaries are in compliance with Environmental Laws and Regulations, except where failure to be so in compliance would not be reasonably expected to have a Material Adverse Effect. “Environmental Laws and Regulations” shall mean any applicable federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment or natural resources, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials. Neither the Company nor its Subsidiaries has received notice of any actual or potential liability under or relating to, or actual or potential violation of, any Environmental Laws, including for the investigation or remediation of any release or threat of release of Hazardous Materials.

(xxx)        Except as described in the General Disclosure Package and the Prospectus, neither the Company nor any of its Subsidiaries is subject or is party to, or has received any notice or advice that any of them may become subject or party to any investigation with respect to, any corrective, suspension or cease-and-desist order, agreement, consent agreement, memorandum of understanding or other regulatory enforcement action, proceeding or order with or by, or is a party to any commitment letter or similar undertaking to, or is subject to any directive by, or has been a recipient of any supervisory letter (including, without limitation, any notification from the Federal Reserve of a proposal to increase the minimum capital requirements of the Company or any of its Subsidiaries, pursuant to the Federal Reserve’s authority under 12 U.S.C. 3907(a)(2)) from, or has adopted any board resolutions at the request of, any agency that currently relates to or restricts in any material respect the conduct of their business or that in any manner relates to their capital adequacy, credit policies or management (each, a “Regulatory Agreement”), nor has the Company or any of its Subsidiaries been advised by any agency that it is considering issuing or requesting any such Regulatory Agreement. The Bank is an insured depository institution and has received a Community Reinvestment Act rating of “Satisfactory” or better. There is no unresolved violation, criticism or exception by any agency with respect to any report or statement relating to any examinations of the Company or any of its subsidiaries which, in the reasonable judgment of the Company, is expected to result in a Material Adverse Effect. The application of the proceeds received by the Company from the issuance, sale and delivery of the Shares as described in the General Disclosure Package, and the Prospectus, will not violate Regulation T, U or X of the Federal Reserve or any other regulation of the Federal Reserve.

(xxxi)       Neither the Company nor any of its Subsidiaries has participated in any reportable transaction, as defined in Treasury Regulation Section 1.6011-4(b)(1).

(xxxii)       Except as disclosed in the General Disclosure Package, the Company and each Subsidiary has filed on a timely basis (giving effect to extensions) all required federal, state and foreign income and franchise tax returns (except in any case in which the failure to so file would not be reasonably expected, individually or in the aggregate, to result in a Material Adverse Effect) and has paid or accrued all taxes shown as due thereon to the extent that such taxes have become due and are not being contested in good faith or would not be reasonably expected, individually or in the aggregate, to result in a Material Adverse Effect, and the Company does not have knowledge of any tax deficiency that has been or might be asserted or threatened against it or any Subsidiary, in each case, that would reasonably be expected to have a Material Adverse Effect. All material tax liabilities accrued through the date hereof have been adequately provided for on the books of the Company. There is no tax lien, whether imposed by any federal, state or other taxing authority, outstanding against the assets of the Company or any of its Subsidiaries that would reasonably be expected to have a Material Adverse Effect.

(xxxiii)     Neither the Company nor the Bank is required and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the General Disclosure Package or the Prospectus, will be required to register as an “investment company,” under the Investment Company Act of 1940, as amended.

(xxxiv)     The Company and the Bank, and, except as would not reasonably be expected to have a Material Adverse Effect, each of the Subsidiaries (other than the Bank), maintain insurance underwritten by insurers of recognized financial responsibility, of the types and in the amounts that the Company reasonably believes is adequate to protect its business on a consolidated basis, including, but not limited to, insurance covering real and personal property owned or leased by the Company or any of its Subsidiaries, operations, personnel and businesses, all of which insurance is in full force and effect. There are no claims by the Company or any Subsidiary under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause which would reasonably be expected to have a Material Adverse Effect. Neither the Company nor the Bank has received notice from any insurance carrier that such insurance will be canceled or that coverage thereunder will be reduced or eliminated, and there are presently no material claims pending under policies of such insurance and no notices have been given by the Company or the Bank under such policies. None of the Subsidiaries (other than the Bank) has received notice from any insurance carrier that such insurance will be canceled or that coverage thereunder will be reduced or eliminated, and there are presently no material claims pending under policies of such insurance and no notices have been given by any Subsidiary (other than the Bank) under such policies except as would not reasonably be expected to have a Material Adverse Effect.

(xxxv)      Neither the Company nor to the knowledge of the Company, any affiliate of the Company nor, to the knowledge of the Company, any person acting on their behalf, has taken, nor will the Company or any affiliate or any person acting on their behalf take, directly or indirectly, any action which is designed to or which has constituted or which would be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(xxxvi)     The statistical, industrial and market-related data contained or incorporated by reference in the Prospectus or the General Disclosure Package is based on or derived from sources which the Company believes are reliable and accurate in all material respects and are presented on a reasonable basis in all material respects. Each “forward-looking statement” (within the meaning of Section 27A of the 1933 Act or Section 21E of the 1934 Act) contained or incorporated by reference in the Prospectus or the General Disclosure Package has been made or reaffirmed with a reasonable basis and in good faith.

(xxxvii)    No transaction has occurred or relationship, direct or indirect, exists between or among the Company or any Subsidiary, on the one hand, and its officers, directors or shareholders, customers or suppliers, on the other hand, that is required by the 1933 Act, the 1933 Act Regulations, the 1934 Act or the 1934 Act Regulations to have been described in the Registration Statement, the General Disclosure Package or the Prospectus or any documents incorporated or deemed to be incorporated by reference therein and that is not so described as required.

(xxxviii)   There is no transaction, arrangement or other relationship between the Company or any of its Subsidiaries and an unconsolidated or other off-balance sheet entity that is required to be disclosed by the Company in its 1934 Act filings and is not so disclosed or that otherwise would reasonably be expected to have a Material Adverse Effect.

(xxxix)      The Company and each Subsidiary has all franchises, licenses, permits, certificates and other authorizations from such federal, state or local government or governmental agency, department or body that are currently necessary to own, lease and operate their respective properties and currently necessary for the operation of their respective businesses, except where the failure to possess currently such franchises, licenses, permits, certificates and other authorizations is not reasonably expected to have a Material Adverse Effect. Neither the Company nor any Subsidiary has received any written notice of proceedings relating to the revocation or modification of any such franchise, license, permit, certificate or other authorizations that, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to have a Material Adverse Effect.

(xl)           The audited consolidated financial statements and related notes and supporting schedules of the Company and the Subsidiaries incorporated by reference into the Registration Statement, the General Disclosure Package and the Prospectus (the “Financial Statements”) present fairly, in all material respects, the financial position, results of operations, stockholders’ equity and cash flows of the Company and its consolidated Subsidiaries, as of the respective dates and for the respective periods to which they apply and have been prepared in accordance with generally accepted accounting principles of the United States, applied on a consistent basis throughout the periods involved and the requirements of Regulation S-X. The financial data set forth under the caption “Capitalization” in the General Disclosure Package and the Prospectus has been prepared on a basis consistent with that of the Financial Statements. The unaudited as adjusted financial information and related notes and supporting schedules of the Company and the Subsidiaries contained in the Registration Statement, the General Disclosure Package and the Prospectus have been prepared in accordance with the requirements of Regulation S-X in all material respects and have been properly presented on the basis described therein, and give effect to assumptions used in the preparation thereof that are on a reasonable basis and in good faith and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. No other financial statements or supporting schedules are required to be included in the Registration Statement, the General Disclosure Package and the Prospectus. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines thereto. To the extent applicable, all disclosures contained in the Registration Statement, the General Disclosure Package or the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the Commission’s rules and regulations) comply in all material respects with Regulation G of the 1934 Act and Item 10 of Regulation S-K under the 1934 Act, as applicable.

(xli)          The Company is in compliance in all material respects with the requirements of the Nasdaq Global Select Market (the “Nasdaq”) for continued listing of the Common Stock. The Common Stock (including the Shares) is registered pursuant to Section 12(b) of the Exchange Act and is listed on Nasdaq, and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the 1934 Act or the listing of the Common Stock on the Nasdaq, nor has the Company received any notification that the Commission or the Nasdaq is contemplating terminating such registration or listing. The transactions contemplated by this Agreement will not contravene the rules and regulations of the Nasdaq. The Company will comply in all material respects with all requirements of the Nasdaq with respect to the issuance of the Shares.

(xlii)         The Company maintains a system of internal control over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) under the 1934 Act) that have been designed by, or under the supervision of, its principal executive and financial officer, to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company has disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) under the 1934 Act) that are designed to ensure that material information relating to the Company is made known to the Company’s principal executive officer and the Company’s principal financial officer or persons performing similar functions. The Company has not become aware of any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting. The Company is otherwise in compliance in all material respects with all applicable provisions of the Sarbanes-Oxley Act of 2002, as amended and the rules and regulations promulgated thereunder.

(xliii)        The Company has procured Lock-Up Agreements, in the form of Exhibit A attached hereto, from each of the individuals set forth on Schedule III hereto.

(xliv)       The Company and the Bank are in compliance in all material respects with all applicable laws, rules and regulations, including, without limitation, all applicable regulations and orders of, or agreements with, the Federal Reserve , the FDIC, and the New York State Department of Financial Services (“NYSDFS”), as applicable (collectively, the “Bank Regulatory Authorities”), the Equal Credit Opportunity Act, the Fair Housing Act, the Truth in Lending Act, the Community Reinvestment Act (the “CRA”), the Home Mortgage Disclosure Act, the Bank Secrecy Act of 1970 (“Bank Secrecy Act”), as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (“USA Patriot Act”), to the extent such laws or regulations apply to the Company or the Bank, as applicable. The Company has no knowledge of any facts and circumstances, and has no reason to believe that any facts or circumstances exist, that could cause the Bank (A) to be deemed not to be in satisfactory compliance with the CRA and the regulations promulgated thereunder or to be assigned a CRA rating by federal or state banking regulators of lower than “satisfactory,” or (B) to be deemed to be operating in violation, in any material respect, of the Bank Secrecy Act, the USA Patriot Act or any order issued with respect to the Anti-Money Laundering Laws (as defined below). As of December 31, 2023, the Bank met or exceeded the standards necessary to be considered “well capitalized” under the regulatory framework for prompt corrective action of the FDIC. The Bank is the only depository institution subsidiary of the Company and the Bank is a member in good standing of the Federal Home Loan Bank System. The activities of the Bank are permitted under the laws and regulations of the State of New York. Since December 31, 2021, the Company, and the Bank have filed all material reports, registrations and statements, together with any required amendments thereto, that it was required to file with the Federal Reserve, the FDIC, the NYSDFS, and any other applicable federal or state banking authorities. All such reports and statements filed with any such regulatory body or authority are collectively referred to herein as the “Company Reports.” As of their respective dates, the Company Reports, as amended, complied as to form in all material respects with all the rules and regulations promulgated by the Federal Reserve, the FDIC and any other applicable federal or state banking authorities, as the case may be. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, neither the Company nor the Bank is currently a party or subject to any formal or informal agreement, memorandum of understanding, consent decree, directive, cease-and-desist order, order of prohibition or suspension, written commitment, supervisory agreement or other written statement as described under 12 U.S.C. 1818(u) with, or order issued by, or has adopted any currently effective board resolutions at the request of, the Federal Reserve, the FDIC, the NYSDFS or any other applicable federal or state bank regulatory authority that restricts materially the conduct of its business, or in any manner relates to its capital adequacy, its credit policies or its management, nor have any of them been advised by any Bank Regulatory Authority that it is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, extraordinary supervisory letter, commitment letter or similar submission, or any such board resolutions or that imposes any restrictions or requirements not generally applicable to bank holding companies or commercial banks. There is no unresolved violation, criticism or exception by any Bank Regulatory Authority with respect to any examination of the Company or the Bank which might reasonably be expected to result in a Material Adverse Effect.

(xlv)        The Registration Statement is not the subject of a pending proceeding or examination under Section 8(d) or 8(e) of the 1933 Act, and the Company is not the subject of a pending proceeding under Section 8A of the 1933 Act in connection with the offering of the Shares.

(xlvi)        Neither the Company, nor any Subsidiary, nor, to the knowledge of the Company, any director, officer, agent, employee or other person acting on behalf of the Company or any Subsidiary has, in the course of its actions for, or on behalf of, the Company (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”) or any law, rule or regulation promulgated to implement the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, signed December 17, 1997 (the “Convention”); or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee. The Company has instituted and maintains procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance with the Convention, the FCPA and similar laws, rules and regulations based on the business of the Company as conducted on the date hereof.

(xlvii)      The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, Title 18 U.S. Code section 1956 and 1957, the Patriot Act and the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened. Each of the Company and its Subsidiaries has instituted and maintains policies and procedures designed to ensure continued compliance with the Money Laundering Laws.

(xlviii)     None of the Company, any Subsidiary or, to the knowledge of the Company, any director, officer, agent, employee or other person acting on behalf of the Company or any of its Subsidiaries is (A) an individual or entity currently subject to or, to the Company’s knowledge, a target of any U.S. sanctions administered or enforced by the United States Government, including, without limitation, the U.S. Department of Treasury’s Office of Foreign Assets Control or the U.S. Department of State, the United Nations Security Council, the European Union, His Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”) or (B) located, organized or resident in a country or territory that is subject of Sanctions, including, without limitation, the Crimea Region of Ukraine, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, Cuba, Iran, North Korea, and Syria (each, a “Sanctioned Country”). The Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or target of Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country or (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions.

(xlix)        The Company has not, prior to the date hereof, made any offer or sale of securities which could be “integrated” for purposes of the 1933 Act with the offer and sale of the Shares pursuant to the Registration Statement and the Prospectus; and except as disclosed in the General Disclosure Package and the Prospectus, the Company has not sold or issued any security during the 180-day period preceding the date of the Prospectus, including but not limited to any sales pursuant to Rule 144A or Regulation D or S under the Act, other than securities issued pursuant to equity incentive or employee or director compensation or benefit plans or programs or pursuant to outstanding options, rights or warrants as described in the General Disclosure Package and the Prospectus.

(l)            Other than as contemplated by this Agreement, there is no broker, finder or other party that is entitled to receive from the Company or any Subsidiary any brokerage or finder’s fee or any other fee, commission or payment as a result of the transactions contemplated by this Agreement.

(li)            The Company is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (herein called “ERISA”); no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which the Company would have any liability that would reasonably be expected to result in a Material Adverse Effect; the Company has not incurred and does not expect to incur any material liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan”; or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the “Code”), in each case, except as would not reasonably be expected to result in a Material Adverse Effect; and each “Pension Plan” for which the Company would have liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

(lii)           There has been no storage, disposal, generation, manufacture, transportation, handling or treatment of toxic wastes, hazardous wastes or hazardous substances by the Company or any Subsidiary (or, to the knowledge of the Company, any of their predecessors in interest for whose acts or omissions the Company or its Subsidiaries is or could reasonably be expected to be liable) at, upon or from any of the property now or previously owned or leased by the Company or any Subsidiary in violation of any Environmental Laws and Regulations or order, judgment, decree or permit or that would require remedial action under any applicable law, ordinance, rule, regulation, order, judgment, decree or permit; there has been no material spill, discharge, leak, emission, injection, escape, dumping or release of any kind into such property or into the environment surrounding such property of any toxic wastes, medical wastes, solid wastes, hazardous wastes or hazardous substances due to or caused by the Company or any Subsidiary or with respect to which the Company or any Subsidiary have knowledge; in each of the foregoing cases, except as would not reasonably be expected to have a Material Adverse Effect. As used in this Section 1(a)(l), the terms “hazardous wastes”, “toxic wastes”, “hazardous substances”, and “medical wastes” shall have the meanings specified in any applicable local, state, federal and foreign laws or regulations with respect to environmental protection.

(liii)          (i) The Company is not aware of any security breach or other compromise relating to the Company’s or its Subsidiaries’ information technology and computer systems, networks, hardware, software, data and databases (including the data and information of their respective customers, employees, suppliers, vendors and any third party data maintained by or on behalf of them), equipment or technology (collectively, “IT Systems and Data”), except for those that have been remedied without material cost or liability; (ii) neither the Company nor any of its Subsidiaries have been notified of, and have no knowledge of, any event or condition that would reasonably be expected to result in any material security breach or other compromise to their IT Systems and Data; and (iii) the Company and its Subsidiaries have implemented appropriate controls, policies, procedures and technological safeguards to maintain and protect the integrity, continuous operation, redundancy and security of their respective IT Systems and Data reasonably consistent with industry standards and practices, or as required by applicable regulatory standards. The Company and its Subsidiaries are presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court, arbitrator or governmental or regulatory authority and internal policies relating to the privacy and security of IT Systems and Data and to the reasonable protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification.

(liv)         The Company (i) has not engaged in any Testing-the-Waters Communication other than Testing-the-Waters Communications, with the consent of the Representatives, with entities that are reasonably believed to be qualified institutional buyers within the meaning of Rule 144A under the Act, or with institutions that are reasonably believed to be accredited investors within the meaning of Rule 501 under the Act and (ii) has not authorized anyone other than the Representatives to engage in Testing-the-Waters Communications. The Company reconfirms that the Representatives have been authorized to act on its behalf in undertaking Testing-the-Waters Communications. The Company has not distributed or approved for distribution any Written Testing-the-Waters Communications other than those listed on Schedule II hereto.

(lv)          Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the Company (A) does not have any material lending or other relationship with any bank or lending affiliate of any Underwriter and (B) does not intend to use any of the proceeds from the sale of the Shares to repay any outstanding debt owed to any affiliate of any Underwriter.

2.             (a)            Upon the terms and conditions set forth herein, the Company hereby agrees to issue and sell the Firm Shares to the Underwriters. Upon the basis of the representations, warranties, covenants and agreements of the Company contained in Sections 1 and 5 hereof and subject to all the terms and conditions set forth herein, each Underwriter agrees, severally and not jointly, to purchase from the Company at a purchase price of $30.36 per Share (the “Purchase Price Per Share”), the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto.

(b)            Upon the terms and conditions set forth herein, the Company hereby also agrees to issue and sell the Additional Shares to the Underwriters. Upon the basis of the representations, warranties, covenants and agreements of the Company contained in Sections 1 and 5 hereof and subject to all the terms and conditions set forth herein, the Underwriters shall have the right for thirty (30) days from the date of the Prospectus to purchase from the Company, in whole or in part, the Additional Shares at the Purchase Price Per Share, less an amount per Share equal to any dividends or distributions declared by the Company and payable on the Firm Shares but not on the Additional Shares. The Additional Shares may be purchased solely for the purpose of covering over-allotments, if any, made in connection with the offering of the Firm Shares. If any Additional Shares are to be purchased, each Underwriter, severally and not jointly, agrees to purchase the number of Additional Shares (subject to such adjustments as you may determine to avoid fractional shares) that bears the same proportion to the total number of Additional Shares to be purchased by the Underwriter as the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto bears to the total number of Firm Shares. The option to purchase Additional Shares may be exercised at any time within thirty (30) days after the date of the Prospectus, but no more than three times.

(c)            The Company understands that the Underwriters intend to make a public offering of their respective portions of the Shares as soon after the effectiveness of this Agreement as in the judgment of the Representatives is advisable. The Company acknowledges and agrees that the Underwriters may offer and sell the Shares to or through any affiliate of an Underwriter and that any such affiliate may offer and sell the Shares purchased by it to or through any Underwriter.

(d)            It is understood that the Representatives have been authorized, for their own accounts and the accounts of the Underwriters, to accept delivery of and receipt for, and make payment of the aggregate Purchase Price Per Share for the Shares that the Underwriters have agreed to purchase. The Representatives, individually and not as Representatives of the Underwriters, may, but shall not be obligated to, make payment for any Shares to be purchased by any Underwriter whose funds shall not have been received by the Representatives by the Closing Date or any Additional Closing Date, as the case may be, for the account of such Underwriter, but any such payment shall not relieve such Underwriter from any of its obligations under this Agreement.

(e)            Each Underwriter, unless it has or shall have obtained, as the case may be, the prior written consent of the Company, has not made and will not make any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” required to be filed by the Company with the Commission or retained by the Company under Rule 433 under the Act.

3.             Upon the authorization by the Representatives of the release of the Shares, the several Underwriters propose to offer the Shares for sale upon the terms and conditions set forth in the Prospectus.

4.             (a)            Delivery to the Underwriters of the Firm Shares and payment therefor shall be made at the offices of Raymond James & Associates, Inc., 880 Carillon Parkway, St. Petersburg, Florida at 10:00 a.m., St. Petersburg, Florida time, on November 13, 2024, or such other place, time and date not later than 1:30 p.m., St. Petersburg, Florida time, on November 13, 2024 as the Representatives shall designate by notice to the Company (the time and date of such closing are called the “Closing Date”). The place of closing for the Firm Shares and the Closing Date may be varied by agreement between the Representatives and the Company. The Company hereby acknowledges that circumstances under which the Representatives may provide notice to postpone the Closing Date as originally scheduled include any determination by the Company or the Representatives to recirculate to the public copies of an amended or supplemented Prospectus or a delay as contemplated by the provisions of Section 9 hereof.

(b)            Delivery to the Underwriters of and payment for any Additional Shares to be purchased by the Underwriters shall be made at the offices of Raymond James & Associates, Inc., 880 Carillon Parkway, St. Petersburg, Florida, at 10:00 a.m., St. Petersburg, Florida time, on such date or dates (each, an “Additional Closing Date”) (which may be the same as the Closing Date, but shall in no event be earlier than the Closing Date nor earlier than three nor later than ten (10) business days after the giving of the notice hereinafter referred to) as shall be specified in a written notice, from the Representatives to the Company, of the Underwriters’ determination to purchase a number, specified in such notice, of Additional Shares. Such notice may be given at any time within thirty (30) days after the date of the Prospectus and must set forth the aggregate number of Additional Shares as to which the Underwriters are exercising the option. The place of closing for the Additional Shares and any Additional Closing Date may be varied by agreement between you and the Company. The Closing Date and any Additional Closing Date are sometimes each referred to as a “Delivery Date.”

(c)            The Shares and any Additional Shares to be purchased hereunder shall be delivered to you through the book-entry facilities of The Depositary Trust Company (“DTC”) on the Closing Date or any Additional Closing Date, as the case may be, against payment of the aggregate Purchase Price per Share for the Shares sold hereunder by wire transfer of immediately available funds to an account specified in writing, not later than the close of business on the business day next preceding the Closing Date or any such Additional Closing Date, as the case may be, by the Company. Payment for the Shares sold by the Company hereunder shall be delivered by the Representatives to the Company.

(d)            The documents to be delivered on the Closing Date and each Additional Closing Date by or on behalf of the parties hereto pursuant to Section 7 hereof, including the cross receipt for the Shares and any additional documents requested by the Representatives pursuant to Section 7(j) hereof, will be delivered at the offices of Luse Gorman, PC, 5335 Wisconsin Avenue NW, Suite 780, Washington, DC 20015, or at such other place as shall be agreed upon by the Underwriters and the Company, including by electronic exchange of documents. As used herein, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.

5.              The Company covenants with each of the Underwriters:

(a)            To prepare the Prospectus in a form approved by the Representatives and to file such Prospectus pursuant to Rule 424(b) under the 1933 Act (without reliance on Rule 424(b)(8)) not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430B under the 1933 Act; to make no further amendment or any supplement to the Registration Statement or Prospectus without the prior written consent of the Representatives, which consent shall not be unreasonably withheld, conditioned or delayed, promptly after reasonable notice thereof; to advise the Representatives, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement or any Rule 462(b) Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish the Representatives with copies thereof; to advise the Representatives, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any preliminary prospectus, Issuer-Represented Free Writing Prospectus or Prospectus, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement, any preliminary prospectus, any Issuer-Represented Free Writing Prospectus or Prospectus (in each case, including any document incorporated or deemed to be incorporated by reference therein) or for additional information; and in the event of the issuance of any stop order or of any order preventing or suspending the use of any preliminary prospectus, Issuer-Represented Free Writing Prospectus or Prospectus or suspending any such qualification, promptly to use its commercially reasonable best efforts to obtain the withdrawal of such order.

(b)            If at any time following issuance of an Issuer-Represented Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer-Represented Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, the General Disclosure Package or the Prospectus or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company will notify promptly the Representatives so that any use of such Issuer-Represented Free Writing Prospectus may cease until it is amended or supplemented and the Company will promptly amend or supplement such Issuer-Represented Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(c)            The Company represents and agrees that, unless it obtains the prior written consent of the Representatives, which consent shall not be unreasonably withheld, conditioned or delayed, and each Underwriter represents and agrees that, unless it obtains the prior written consent of each of the Company and the Representatives, which consent shall not be unreasonably withheld, conditioned or delayed, it has not made and will not make any offer relating to the Shares that would constitute an “issuer free writing prospectus,” as defined in Rule 433 under the 1933 Act, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission. Any such free writing prospectus consented to by the Company and the Representatives is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping. The Company represents that it has satisfied the conditions in Rule 433 to avoid a requirement to file with the Commission any electronic road show.

(d)            The Company will cooperate with you and counsel for the Underwriters in connection with the registration or qualification of the Shares for offering and sale by the Underwriters and by dealers under the securities or Blue Sky laws of such jurisdictions as you may reasonably designate and will file such consents to service of process or other documents as may be reasonably necessary in order to effect and maintain such registration or qualification for so long as required to complete the distribution of the Shares; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to general service of process in suits, other than those arising out of the offering or sale of the Shares, as contemplated by this Agreement and the Prospectus, in any jurisdiction where it is not now so subject. In the event that the qualification of the Shares in any jurisdiction is suspended, the Company shall so advise you promptly in writing. The Company will use its commercially reasonable commercially reasonable best efforts to qualify or register its Common Stock for offering and/or sale in non-issuer transactions under (or obtain exemptions from the application of) the Blue Sky laws of each state where necessary to permit market making transactions and secondary trading and will comply with such Blue Sky laws and will continue such qualifications, registrations and exemptions in effect for so long as required for the distribution of the Shares, but in no event beyond one year after the date hereof.

(e)            Prior to 10:00 a.m., New York City time, on the New York Business Day next succeeding the date of this Agreement and from time to time, to furnish the Underwriters with copies of the Prospectus in New York City in such quantities as the Representatives may from time to time reasonably request, and, if the delivery of a prospectus is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Shares and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary during such period to amend or supplement the Prospectus in order to comply with the 1933 Act or the 1933 Act Regulations, to notify the Representatives and upon its request to prepare and furnish without charge to the Underwriters and to any dealer in securities as many copies as the Representatives may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance, and in case any Underwriter is required to deliver a prospectus in connection with sales of any of the Shares at any time nine months or more after the time of issue of the Prospectus, upon its request, to prepare and deliver to such Underwriter as many copies as the Representatives may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the 1933 Act.

(f)            The Company will make generally available to its security holders as soon as practicable an earnings statement that satisfies the provisions of Section 11(a) of the 1933 Act and Rule 158 of the Commission promulgated thereunder covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the effective date of the Registration Statement. From the date of this Agreement and continuing through and including the date that is the New York Business Day following the Closing Date, the Company will not, and will not permit any Subsidiary to, without the prior written consent of the Representatives, offer, sell, contract to sell or otherwise dispose of any debt securities issued or guaranteed by the Company or any of its Subsidiaries.

(g)            During a period of three years from the date of this Agreement, to furnish to the Representatives or provide on EDGAR copies of all reports or other communications (financial or other) furnished to shareholders, and to deliver to the Representatives (i) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed and (ii) such additional information concerning the business and financial condition of the Company as the Representatives may from time to time reasonably request (such financial statements to be on a consolidated basis to the extent the accounts of the Company and its subsidiaries are consolidated in reports furnished to its shareholders generally or to the Commission). For purposes of this paragraph, documents shall be deemed furnished to the Underwriters if filed on EDGAR.

(h)            To use the net proceeds received by it from the sale of the Shares pursuant to this Agreement in the manner specified in each of the General Disclosure Package and the Prospectus under the caption “Use of Proceeds.”

(i)             If the Company elects to rely on Rule 462(b), the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 p.m., Washington, D.C. time, on the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the 1933 Act.

(j)            The Company will, pursuant to reasonable procedures developed in good faith, retain copies of each Issuer-Represented Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the 1933 Act.

(k)            The Company will timely file with Nasdaq all documents and notices required by Nasdaq of companies that have or will issue securities that are traded on Nasdaq and the Company will use its best efforts to effect and maintain the listing of the Common Stock (including the Shares) on Nasdaq.

(l)             The Company will cause each officer and director of the Company set forth on Schedule IV hereto to furnish to the Representatives, prior to the Closing Date, duly executed lock-up letters which shall be substantially in the form of Exhibit A hereto (the “Lock-Up Agreements”);

(m)           For a period commencing on the date hereof and ending on the 90th day after the date of the Prospectus (the “Lock-Up Period”), the Company will not, directly or indirectly: (i) offer for sale, sell, pledge or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any shares of Common Stock or securities convertible into, or exercisable or exchangeable for, any shares of Common Stock, or sell or grant options, rights or warrants with respect to any shares of Common Stock or securities convertible into, or exercisable or exchangeable for Common Stock, whether any such transaction is to be settled by delivery of any shares of Common Stock or other securities, in cash or otherwise, (ii) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of any shares of Common Stock, whether any such transaction is to be settled by delivery of any shares of Common Stock or other securities, in cash or otherwise, (iii) file or cause to be filed a registration statement, including any amendments thereto, with respect to the registration of any shares of Common Stock or securities convertible into, exercisable or exchangeable for, any shares of Common Stock or any other securities of the Company, or (iv) publicly disclose the intention to take any of the actions described under Sections 5(m)(i), 5(m)(ii) and 5(m)(iii), in each case without the prior written consent of the Representatives. The foregoing restrictions shall not apply to (a) the Shares to be sold hereunder, (b) any shares of Common Stock issued by the Company upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof, or (c) any shares of Common Stock issued or options to purchase Common Stock granted pursuant to existing equity plans, incentive compensation plans or benefit plans of the Company existing on the date hereof.

(n)            The Company will comply with all provisions of any undertakings contained in the Registration Statement.

(o)            Other than excepted activity pursuant to Regulation M under the Exchange Act, the Company will not at any time, directly or indirectly, take any action designed, or which might reasonably be expected to cause, result in, or constitute, stabilization or manipulation of the price of the shares of Common Stock to facilitate the sale or resale of any of the Shares.

(p)            The Company will engage and maintain, at its expense, a transfer agent and, if necessary under the jurisdiction of its incorporation or the rules of any national securities exchange on which the Common Stock is listed, a registrar (which, if permitted by applicable laws and rules may be the same entity as the transfer agent) for the Common Stock.

(q)            Neither the Company nor any of its Subsidiaries shall invest or otherwise use the proceeds received from the sale of the Shares in such manner as it would qualify as an “investment company” or an “affiliated person” of, or “promoter”, “principal investor” or “principal underwriter” for, an “investment company” within the meaning of the U.S. Investment Company Act of 1940, as amended (together with the rules and regulations of the Commission thereunder, the “Investment Company Act”).

(r)            If so requested by the Representatives, the Company shall cause to be prepared and delivered, at its expense, within one business day from the effective date of this Agreement, to the Representative an “electronic Prospectus” to be used by the Underwriters in connection with the offering and sale of the Shares. As used herein, the term “electronic Prospectus” means a form of preliminary prospectus, any Issuer Free Writing Prospectus or the Prospectus, and any amendment or supplement thereto, that meets each of the following conditions: (A) it shall be encoded in an electronic format, satisfactory to the Representatives, that may be transmitted electronically by the Representatives and the other Underwriters to offerees and purchasers of the Shares, (B) it shall disclose the same information as such paper preliminary prospectus, Issuer Free Writing Prospectus or the Prospectus, as the case may be, and (C) it shall be in or convertible into a paper format or an electronic format, satisfactory to the Representatives, that will allow investors to store and have continuously ready access to such preliminary prospectus, Issuer Free Writing Prospectus or the Prospectus at any future time, without charge to investors (other than any fee charged for subscription to the Internet generally). The Company hereby confirms that, if so requested by the Representatives, it has included or will include in the Prospectus filed with the Commission an undertaking that, upon receipt of a request by an investor or his or her representative, the Company shall transmit or cause to be transmitted promptly, without charge, a paper copy of such paper preliminary prospectus, Issuer Free Writing Prospectus or the Prospectus to such investor or representative.

(s)            If at any time following the distribution of any Written Testing-the-Waters Communication there occurred or occurs an event or development as a result of which such Written Testing-the-Waters Communication included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the Representatives and, should the Underwriters request, will promptly amend or supplement, at its own expense, such Written Testing-the-Waters Communication to eliminate or correct such untrue statement or omission.

6.             The Company covenants and agrees with the Underwriters that the Company will pay or cause to be paid the following:

(a)            (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Shares under the 1933 Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, any preliminary prospectus, any Permitted Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing any agreement among Underwriters, this Agreement, any Blue Sky memorandum and any other documents in connection with the offering, purchase, sale and delivery of the Shares; (iii) the filing fees incident to, and the fees and disbursements of counsel for the Underwriters in connection with, securing any required review by FINRA of the terms of the sale of the Shares; (iv) the cost and charges of any transfer agent or registrar; (v) the fees and expenses incurred in connection with the listing of the Shares on the Nasdaq Stock Market; (vi) all expenses incurred by the Company in connection with any ‘‘road show” to potential investors or any Testing-the-Waters Communication undertaken in connection with the offering of the Shares; (vii) all reasonable fees and expenses incurred by the Underwriters in connection with their services to be rendered hereunder including, without limitation, road show or investor presentation expenses, word processing charges, the costs of printing or producing any investor presentation materials, messenger and duplicating service expenses, facsimile expenses and other customary expenditures (including the reasonable fees and expenses of counsel to the Underwriters), in an amount not to exceed $150,000; and (ix) all other reasonable costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section.

(b)            If this Agreement is terminated by the Representatives in accordance with the provisions of Section 9 hereof, the Company shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

7.              The obligations of the Underwriters hereunder, as to the Shares to be delivered on the Closing Date and any Additional Closing Date, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company herein are, on and as of the Closing Date and any Additional Closing Date, true and correct, the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

(a)            The Prospectus containing the Rule 430B Information shall have been filed with the Commission pursuant to Rule 424(b) in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(d)(8)) and in accordance with Section 5(a) hereof, any other material required to be filed by the Company pursuant to Rule 433(d) under the 1933 Act shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; if the Company has elected to rely upon Rule 462(b), the Rule 462(b) Registration Statement shall have become effective by 10:00 p.m., Washington, D.C. time, on the date of this Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or, to the knowledge of the Company, threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to the reasonable satisfaction of the Representatives; and, to the extent applicable, FINRA shall have raised no objection to the fairness and reasonableness of the underwriting terms and arrangements.

(b)            Luse Gorman, PC, counsel for the Underwriters, shall have furnished to the Representatives such written opinion or opinions, dated as of the Closing Date, with respect to matters as the Representatives may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters.

(c)            Squire Patton Boggs (US) LLP, counsel for the Company, shall have furnished to the Representatives such counsel’s written opinion and negative assurance letter, dated as of the Closing Date, in form and substance reasonably satisfactory to the Representatives, substantially in the form of Annex I hereto. Judy Wu, Executive Vice President, General Counsel and Corporate Secretary of the Company, shall have furnished to the Representatives such counsel’s written opinion, dated as of the Closing Date, in form and substance reasonably satisfactory to the Representatives, substantially in the form of Annex II hereto.

(d)            At the time of execution of this Agreement, Crowe LLP shall have furnished to the Representatives a letter, dated the date of this Agreement, in form and substance satisfactory to the Representatives, containing statements and information of the type ordinarily included in accountants “comfort letters” to underwriters with respect to the financial statements and certain financial information of the Company included or incorporated by reference in the Registration Statement, the preliminary prospectus supplement dated November 12, 2024 and the Prospectus and, at the effective date of any post-effective amendment to the Registration Statement after the date of this Agreement and on the Closing Date, Crowe LLP shall have furnished to the Representatives a letter, dated as of such effective date or the Closing Date, as the case may be, in form and substance reasonably satisfactory to the Representatives, to the effect that they reaffirm the statements made in a letter furnished at the time of execution of this Agreement, except that the specified date referred to therein shall be a date not more than three business days prior to such effective date or the Closing Date, as the case may be.

(e)            (i) Neither the Company nor any of its Subsidiaries shall have sustained since the date of the latest audited financial statements of the Company included in each of the General Disclosure Package and the Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in each of the General Disclosure Package and the Prospectus, and (ii) since the respective dates as of which information is given in each of the General Disclosure Package and the Prospectus there shall not have been any change in the capital stock or long-term debt of the Company or any of its Subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, shareholders’ equity or results of operations of the Company and its Subsidiaries, otherwise than as set forth or contemplated in each of the General Disclosure Package and the Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in the judgment of the Representatives so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at the Closing Date or Additional Closing Date, as applicable, on the terms and in the manner contemplated in each of the General Disclosure Package and the Prospectus. As used in this paragraph, references to the General Disclosure Package and the Prospectus exclude any amendments or supplements thereto subsequent to the date of this Agreement.

(f)            On or after the date hereof (i) no downgrading shall have occurred in the rating accorded to the Company’s debt securities by any “nationally recognized statistical rating organization,” as that term is defined by the Commission for purposes of Rule 436(g)(2) under the 1933 Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of the Company’s debt securities.

(g)            On or after the date hereof there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the Nasdaq, the Nasdaq Global Market or the Nasdaq Capital Market or any setting of minimum or maximum prices for trading on such exchange; (ii) a suspension or material limitation in trading of any securities of the Company on any exchange or in the over-the-counter market; (iii) a general moratorium on commercial banking activities declared by either federal or New York state authorities; (iv) any major disruption of settlements of securities, payment, or clearance services in the United States or any other country where such securities are listed; or (v) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or a material adverse change in general economic, political or financial conditions, or currency exchange rates or exchange controls, including, without limitation, as a result of terrorist activities after the date hereof (or the effect of international conditions on the financial markets in the United States shall be such), or any other calamity or crisis, if the effect of any such event specified in this clause (v) in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered on the Closing Date on the terms and in the manner contemplated in either the General Disclosure Package or the Prospectus or to enforce contracts for the sale of the Shares.

(h)            The Company shall have complied with the provisions of Section 5(e) hereof with respect to the furnishing of prospectuses on the New York Business Day next succeeding the date of this Agreement.

(i)             The Company shall have furnished or caused to be furnished to the Representatives on the Closing Date certificates of officers of the Company satisfactory to the Representatives to the effect that (i) the representations and warranties in Section 1 hereof are true and correct with the same force and effect as though expressly made at and as of the Time of Delivery, (ii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Date, and (iii) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are to their knowledge contemplated or threatened by the Commission. Any certificate signed by any officer of the Company and delivered to the Underwriters or counsel for the Underwriters in connection with the sale of the Shares contemplated hereby shall be deemed a representation and warranty by the Company to the Underwriters and shall be deemed to be a part of Section 1 and incorporated therein by reference.

(j)             As of the Closing Date, the Company shall have made all required submissions to the Nasdaq Global Market regarding the Shares and shall have not received any notice objecting to the listing of the Shares on the Nasdaq Global Market, subject only to official notice of issuance.

(k)            At or prior to the Closing Date and any Additional Closing date, you shall have received a Lock-Up Agreement duly executed by each executive officer and director of the Company set forth on Schedule IV in substantially the form of Exhibit A hereto.

(l)             To the extent applicable, at or prior to the effective date of the Registration Statement, you shall have received a letter from the Corporate Financing Department of FINRA confirming that such Department has determined to raise no objections with respect to the fairness or reasonableness of the underwriting terms and arrangements of the offering contemplated hereby.

(m)           The Company shall have furnished or caused to have been furnished to you such further certificates and documents as you shall have reasonably requested.

(n)            In the event that the Underwriters exercise their option provided for in Section 2(b) hereof to purchase all or any portion of the Additional Shares, the representations and warranties of the Company contained herein and the statements in any certificates furnished by the Company hereunder shall be true and correct as of each Additional Closing Date and, at the relevant Additional Closing Date, the Underwriters shall have received:

(i)            Certificates of officers of the Company satisfactory to the Representatives, dated as of such Additional Closing Date, confirming that the certificates delivered on the Closing Date pursuant to Section 7(i) hereof remain true and correct as of such Additional Closing Date.

(ii)           The favorable opinion or opinions of Luse Gorman, PC, counsel for the Underwriters, dated as of such Additional Closing Date, relating to the Additional Shares to be purchased on such Additional Closing Date and otherwise to the same effect as the opinions required by Section 7(b) hereof.

(iii)          The favorable opinion and negative assurance letter of Squire Patton Boggs (US) LLP, counsel for the Company, in form and substance reasonably satisfactory to the Representatives, dated as of such Additional Closing Date, relating to the Additional Shares to be purchased on such Additional Closing Date and otherwise to the same effect as the opinion and negative assurance letter required by Section 7(c) hereof.

(iv)          The opinion of Judy Wu, Executive Vice President, General Counsel and Corporate Secretary of the Company, in form and substance reasonably satisfactory to the Representatives, dated as of such Additional Closing Date, relating to the Additional Shares to be purchased on such Additional Closing Date and otherwise to the same effect as the opinion required by Section 7(c) hereof.

(v)            A letter from Crowe LLP, in form and substance reasonably satisfactory to the Representatives and dated as of such Additional Closing Date, substantially in the same form and substance as the letter furnished to the Underwriters pursuant to Section 7(d) hereof, except that the specified date in a letter furnished pursuant to this paragraph shall be a date not more than three business days prior to such Additional Closing Date.

8.      (a)      The Company and the Bank, jointly and severally, agree to indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject, under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, the Registration Statement, the General Disclosure Package, the Prospectus, any individual Issuer-Represented Limited-Use Free Writing Prospectus, or any Written Testing-the-Waters Communication, when considered together with the General Disclosure Package, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading, and will reimburse each such indemnified party for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such action or claim as such expenses are incurred; provided, that neither the Company nor the Bank shall be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any preliminary prospectus, the Registration Statement, the General Disclosure Package, the Prospectus, any individual Issuer-Represented Limited-Use Free Writing Prospectus or any Written Testing-the-Waters Communication, when considered together with the General Disclosure Package, or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use therein (provided that the Company and the Underwriters hereby acknowledge and agree that the only information that the Underwriters have furnished to the Company specifically for inclusion in any preliminary prospectus, the Registration Statement, the General Disclosure Package, the Prospectus or any individual Issuer-Represented Limited-Use Free Writing Prospectus, or any amendment or supplement thereto, are (i) the discount figure appearing in the Prospectus in the third sentence of the first paragraph below the title “Commission and Expenses,” and (ii) the first sentence of the first paragraph appearing in the Prospectus below the title “Stabilization,” in each case under the caption “Underwriting” (collectively, the “Underwriters’ Information”)). Notwithstanding the foregoing, the indemnification provided for in this paragraph (a) and the contribution provided for in paragraph (d) below shall not apply to the Bank to the extent that such indemnification or contribution, as the case may be, by the Bank is found by the Federal Reserve or other applicable federal banking regulatory authority, or in a final judgment by a court of competent jurisdiction, to constitute a covered transaction under Section 23A of the Federal Reserve Act.

(b)            Each Underwriter, severally and not jointly, agrees to indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, the Registration Statement, the General Disclosure Package, the Prospectus, any individual Issuer-Represented Limited-Use Free Writing Prospectus or any Written Testing-the-Waters Communication, when considered together with the General Disclosure Package, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in such preliminary prospectus, the Registration Statement, the General Disclosure Package, the Prospectus or such individual Issuer-Represented Limited-Use Free Writing Prospectus, when considered together with the General Disclosure Package, or any such amendment or supplement, in reliance upon and in conformity with the Underwriters’ Information; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred.

(c)            Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof, but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d)            If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give promptly the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company, on the one hand, and the Underwriters, on the other, in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Underwriters, on the other, shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount which such Underwriter received in underwriting discounts and commissions pursuant to this Agreement has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The obligations of the Company and the Bank in this subsection (d) to contribute are joint and several. The Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

(e)            The obligations of the Company and the Bank under this Section 8 shall be in addition to any liability which the Company or the Bank may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls (within the meaning of the 1933 Act) any Underwriter, or any of the respective partners, directors, officers and employees of any Underwriter or any such controlling person; and the several obligations of the Underwriters under this Section 8 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each director of the Company (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company), each officer of the Company who signs the Registration Statement and to each person, if any, who controls the Company, within the meaning of the 1933 Act.

9.      (a)      If any Underwriter shall default in its obligation to purchase the Shares which it has agreed to purchase hereunder at the Time of Delivery, the Representatives may in their discretion arrange for it or another party or other parties to purchase such Shares on the terms contained herein. If within 36 hours after such default by any Underwriter the Representatives do not arrange for the purchase of such Shares, then the Company shall be entitled to a further period of 36 hours within which to procure another party or other parties reasonably satisfactory to the Representatives to purchase such Shares on such terms. In the event that, within the respective prescribed periods, the Representatives notify the Company that it has so arranged for the purchase of such Shares, or the Company notifies the Representatives that it has so arranged for the purchase of such Shares, the Representatives or the Company shall have the right to postpone the Closing Date for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments to the Registration Statement or the Prospectus which in the Representatives’ opinion may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Shares.

(b)            If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by the Representatives and the Company as provided in subsection (a) above, the aggregate amount of such Shares which remains unpurchased does not exceed one-tenth of the aggregate amount of all the Shares to be purchased on the Closing Date, then the Company shall have the right to require each non-defaulting Underwriter to purchase the amount of Shares which such Underwriter agreed to purchase hereunder on the Closing Date and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the amount of Shares which such Underwriter agreed to purchase hereunder) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c)            If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by the Representatives and the Company as provided in Section 9(a) hereof, the aggregate amount of such Shares which remains unpurchased exceeds one-tenth of the aggregate amount of all the Shares to be purchased on the Closing Date, or if the Company shall not exercise the right described in Section 9(b) hereof to require non-defaulting Underwriters to purchase Shares of a defaulting Underwriter or Underwriters, then this Agreement shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company, except for the expenses to be borne by the Company as provided in Section 6 hereof and the indemnity and contribution and other agreements in Section 8 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

10.            The respective indemnities, agreements, representations, warranties and other statements of the Company and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company, or any officer or director or controlling person of the Company, and shall survive delivery of and payment for the Shares.

11.            If this Agreement is terminated pursuant to Section 9 hereof, neither the Company nor the Bank shall then be under any liability to any Underwriter, except as provided in Sections 6 (in the case of the Company) and 8 (in the case of the Company and the Bank) hereof; but, if for any other reason, any Shares are not delivered by or on behalf of the Company as provided herein, the Company will reimburse the Underwriters through the Representatives for all reasonable out-of-pocket expenses, including reasonable fees and disbursements of counsel, incurred by the Underwriters in connection with the transactions contemplated hereby, including, without limitation, marketing, syndication and travel expenses incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Shares not so delivered, but the Company shall then be under no further liability to the Underwriters except as provided in Sections 6 and 8 hereof.

12.            Notwithstanding any pre-existing relationship, advisory or otherwise, between the Parties or any oral representations or assurances previously or subsequently made by any of the Underwriters, the Company acknowledges and agrees that (i) nothing herein shall create a fiduciary or agency relationship between the Company, on the one hand, and the Underwriters, on the other hand; (ii) the Underwriters have been retained solely to act as underwriters and are not acting as advisors, expert or otherwise, to the Company in connection with the offering and sale of the Shares or any other services the Underwriters may be deemed to be providing hereunder, including, without limitation, with respect to the public offering price of the Shares, and the Company have consulted their own legal, accounting, regulatory and tax advisors to the extent they deemed appropriate; (iii) the relationship between the Company, on the one hand, and the Underwriters, on the other hand, is entirely and solely commercial, and the price of the Shares was established by the Company and the Underwriters based on discussions and arms’ length negotiations and the Company understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement; (iv) any duties and obligations that the Underwriters may have to the Company shall be limited to those duties and obligations specifically stated herein; and (v) notwithstanding anything in this Agreement to the contrary, the Company acknowledges that the Underwriters may have financial interests in the success of the offering and sale of the Shares that are not limited to the difference between the price to the public and the purchase price paid to the Company for the Shares and such interests may differ from the interests of the Company, and the Underwriters have no obligation to disclose, or account to the Company for any benefit they may derive from such additional financial interests. The Company hereby waives and releases, to the fullest extent permitted by the applicable law, any claims it may have against the Underwriters with respect to any breach or alleged breach of fiduciary duty and agrees that the Underwriters shall have no liability (whether direct or indirect) to the Company in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company or any of its shareholders, managers, employees or creditors.

13.            In all dealings hereunder, the Representatives shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by the Representatives.

All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail or e-mail transmission to the Representatives c/o Raymond James & Associates, Inc. at 880 Carillon Parkway St. Petersburg, Florida 33716, Attention: John Roddy, e-mail: John.Roddy@RaymondJames.com, with a copy to Luse Gorman, PC, 5335 Wisconsin Avenue NW, Suite 780, Washington, DC 20015, Attention: Marc Levy, e-mail: mlevy@luselaw.com; and if to the Company shall be delivered or sent by mail to the Company at 898 Veterans Memorial Highway, Suite 560, Hauppauge, New York, Attention: Judy Wu, Executive Vice President, General Counsel and Corporate Secretary, e-mail: Judy.Wu@dime.com, with a copy to Squire Patton Boggs (US) LLP, 201 East Fourth Street, Suite 1900, Cincinnati, Ohio 45202, Attention: James Barresi, e-mail: james.barresi@squirepb.com; provided, that any notice to an Underwriter pursuant to Section 8(c) hereof shall be delivered or sent by mail or e-mail transmission to such Underwriter at its address which will be supplied to the Company by the Representatives upon request. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

14.            This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company, and the Bank and, to the extent provided in Sections 8 and 10 hereof, the officers and directors of the Company and of the Bank and each person who controls the Company, the Bank or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

15.            Time shall be of the essence of this Agreement. As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

16.            THIS AGREEMENT, ANY TRANSACTION CONTEMPLATED HEREUNDER AND ANY CLAIMS, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO SUCH STATE’S PRINCIPLES OF CONFLICTS OF LAWS THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAWS OF THE STATE OF NEW YORK.

17.            The parties hereby submit to the jurisdiction of and venue in the state and federal courts located in the City of New York, New York, in connection with any dispute related to this Agreement including, without limitation, any suit or proceeding arising out of or relating to this Agreement, any transaction contemplated hereby, the Preliminary Prospectus, the Prospectus, Registration Statement, the offering of the Shares or any other matter contemplated hereby. The Company irrevocably and unconditionally waives any objection to the laying of venue of any such suit or proceeding arising out of or relating to this Agreement, the Statutory Prospectus, the Prospectus, the Registration Statement, the offering of the Shares or any transactions contemplated hereby in a New York Court, and irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such suit or proceeding in any such court has been brought in an inconvenient forum.

18.            This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

19.      (a)      In the event that any Underwriter that is a Covered Entity becomes subject to proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)            In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

(c)            For purposes of this Agreement, (i) “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k); (ii) “Covered Entity” means any of the following: (A) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (B) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (C) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b); (iii) “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable; and (iv) “U.S. Special Resolution Regime” means each of (X) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (Y) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

[Signature Page Follows]

If the foregoing is in accordance with your understanding, please sign and return to us a counterpart hereof, and upon the acceptance hereof by the Representatives, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement among each of the Underwriters, the Company and the Bank.

Very truly yours,

DIME COMMUNITY BANCSHARES, INC.

By:	/s/ Stuart H. Lubow
	Name:	Stuart H. Lubow
	Title:	Chief Executive Officer

DIME COMMUNITY Bank

By:	/s/ Stuart H. Lubow
	Name:	Stuart H. Lubow
	Title:	Chief Executive Officer

[Signature Page to Underwriting Agreement]

The foregoing Underwriting Agreement is hereby confirmed and accepted by the Underwriters in New York, New York as of the date first above written.

As Representatives of the
several Underwriters named in the attached Schedule I hereto

RAYMOND JAMES & ASSOCIATES, INC.

By:	/s/ John Roddy
Name: John Roddy
Title: Senior Managing Director

KEEFE, BRUYETTE & WOODS, INC.

By:	/s/ Joseph Moeller
Name: Joseph Moeller
Title: Managing Director

[Signature Page to Underwriting Agreement]

SCHEDULE I

Underwriters

Name:	Number of Firm Shares	Number of Additional Shares
Raymond James & Associates, Inc.	2,343,751	351,562
Keefe, Bruyette & Woods, Inc.	976,563	146,484
Stephens, Inc.	195,312	29,297
Piper Sandler & Co.	195,312	29,297
D.A. Davidson & Co.	195,312	29,297
Total	3,906,250	585,937

SCHEDULE II

Issuer Free Writing Prospectus

None.

Permitted Written Testing-the-Waters Communication

Investor Presentation, dated November 12, 2024.

SCHEDULE III

Persons Subject to Lock-up

Kenneth J. Mahon

Paul M. Aguggia

Rosemarie Chen

Michael P. Devine

Judith H. Germano

Matthew A. Lindenbaum

Stuart H. Lubow

Albert E. McCoy, Jr.

Raymond A. Nielsen

Joseph J. Perry

Kevin Stein

Dennis A. Suskind

Michael J. Fegan

Conrad J. Gunther

Avinash Reddy

Judy Wu

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ANNEX I

Form of Opinion of Counsel to the Company
to be delivered pursuant to Section 7(c)

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ANNEX II

Form of Opinion of General Counsel of the Company
to be delivered pursuant to Section 7(c)

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ANNEX III

Subsidiaries

Subsidiary of Dime Community Bancshares, Inc.:

Name	Incorporation	Percent Owned
Dime Community Bank	New York	100%

Subsidiaries of Dime Community Bank:

Name	Incorporation	Percent Owned
195 Havemeyer Corp.	New York	100%
Boulevard Funding Corporation	New York	100%
Dime Abstract LLC	New York	100%
Dime Equipment Corp.	New York	100%
Dime Land Corp.	New York	100%
Dime Financial Services, Inc.	New York	100%
Dime Community, Inc.	New York	100%
Dime Insurance Agency Inc. (f/k/a Havemeyer Investments, Inc.)	New York	100%

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